                                                                    EXHIBIT 10.8

                              NOL PROMISSORY NOTE

$6,000,000.00                                                   January 24, 1997

          FOR VALUE RECEIVED, the undersigned, LOOMIS, FARGO & CO., a Delaware corporation ("Maker"), whose address is 16225 Park Ten Place, Suite 600,
              -----
Houston, Texas 77084, hereby unconditionally promises to pay to the order of the LOOMIS STOCKHOLDERS TRUST, a Delaware business trust ("Lender"), at Lender's
                                                       ------
offices at c/o Wingate Partners, L.P., 750 North St. Paul, Suite 1200, Dallas, Texas 75201, the principal sum of SIX MILLION AND NO/100 Dollars ($6,000,000.00) in legal and lawful money of the United States of America.

          No interest shall accrue on the principal balance hereof.

          The principal balance of this NOL Promissory Note (this "Note") shall
                                                                   ----
be due and payable on the fifteenth (15th) anniversary of the date hereof; provided, however, the outstanding principal balance shall be due and payable (a "Mandatory Prepayment") to the extent of the Tax Savings (hereinafter defined)
 --------------------
with respect to each Prepayment Event. Each Mandatory Prepayment shall be made within thirty days after the occurrence of a Prepayment Event. A "Prepayment
                                                                  ----------
Event" shall mean (a) the filing of any federal tax return of or with respect to
-----
Maker, Loomis Holding Corporation, Loomis Armored Inc. or any successor thereto or affiliate thereof (each a "Loomis Fargo Entity") which reflects a Tax
                              -------------------
Savings with respect to any taxable period ending after the Combination Date (a "Post-Combination Return") or (b) the receipt by any Loomis Fargo Entity of a
 -----------------------
refund related to any federal carryback claim for any prior taxable period as to which there is any Tax Savings (a "Carryback Claim"). The term "Combination
                                   ---------------              -----------
Date" means the closing date of the transactions contemplated by that certain
----
Contribution Agreement dated as of November 28, 1996, among Borg-Warner Security Corporation, Wells Fargo Armored Service Corporation, Loomis Holding Corporation, Loomis Armored Inc., Maker and Lender (the "Contribution
                                                         ------------
Agreement"). The term "Tax Savings" means the product of forty percent (40%)
---------              -----------
times any Loss Carryovers which are utilized with respect to a Post-Combination Return or a Carryback Claim (or in the case of credit carryovers, the amount of such credits which case of credit carryovers, the amount of such credits which are utilized). The term "Loss Carryovers" means the federal net operating loss
                         ---------------
carryovers, capital loss carryovers and credit carryovers of Loomis Holding Corporation and Loomis

Armored Inc. with respect to taxable periods ending on or before (or deemed to end on) the Combination Date. With respect to any taxable period which begins before and ends after the Combination Date, for purposes of this Note, such taxable period shall be deemed to end on the Combination Date by closing the books of Loomis Holding Corporation and Loomis Armored Inc. at the close of business on the Combination Date, and any net operating loss or other similar carryover for the deemed short period ending on the Combination Date shall be treated as a Loss Carryover into the succeeding deemed short period and subsequent taxable periods. For purposes of this Note, Loss Carryovers shall be deemed to be utilized in the order in which such Loss Carryovers arose, with the Loss Carryovers for any earlier period being deemed to be utilized before the Loss Carryovers for a later period, and the Loss Carryovers shall be deemed to be utilized prior to any net operating loss carryovers or other similar carryovers which arise in taxable periods (or portions thereof) ending after the Combination Date.

          If an "event of default" (hereinafter defined) shall occur, the amount of any Tax Savings realized pursuant to a Prepayment Event which shall not have been paid to Lender as a Mandatory Prepayment prior to the time of such "event of default" shall, at the sole and absolute option of Lender, become immediately due and payable, without notice or demand, and Lender shall be entitled to pursue any or all remedies to which Lender is entitled hereunder, at law or in equity.

          As used herein, an "event of default' shall mean the occurrence of any one of the following events:

          1. Maker fails to make any payment owing to Lender on the date the same is due as provided herein.

          2. There is a breach by Maker of any covenant, promise, agreement, term or condition contained herein and such breach is not cured within 30 days after Lender shall have notified Maker of such breach.

          3. Maker ceases or threatens to cease carrying on its business, commits an act of bankruptcy, files a bankruptcy petition or has any bankruptcy petition filed against it, becomes insolvent, dissolves or liquidates, makes an unauthorized assignment or bulk sale of its assets, admits in writing its inability to pay its debts or purposes a compromise or arrangement to its creditors.

          4. Any proceeding is commenced with respect to a compromise or arrangement to have Maker declared bankrupt or dissolved, or to have a receiver appointed for Maker or any of the assets of Maker.

          In no event shall any delay or failure by Lender to exercise any right or privilege or pursue any remedy to which Lender is entitled operate or be construed as an election of remedies or a waiver thereof unless specifically waived in writing and signed by an authorized representative of Lender, and no such waiver shall preclude the further exercise by Lender of any such right, privilege or remedy. The right of Lender to collect and enforce the payment of this Note may be exercised by Lender prior to, simultaneously with, or subsequent to any action taken hereunder.

          If this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker agrees to pay Lender upon demand therefor, Lender's collection costs, including court costs and a reasonable amount for attorneys' fees.

          Except to the extent expressly provided for herein, Maker hereby expressly waives demand, presentment, protest, notice of protest and non-payment, or any notice of default, notice of acceleration and intention to accelerate and all other notice of any kind, bringing of suit and diligence in taking any action to collect any sums owing herein; and Maker hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, with or without notice, from time to time, before or after maturity.

          Any provision herein, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Lender nor any holder hereof shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Lender or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person, partnership, firm or corporation primarily obligated to pay this Note at the time in question. If any construction of this Note or any and all other papers, agreements or commitments indicated a different right given to Lender or any holder hereof to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of Maker and Lender that this Note conform strictly to applicable usury laws. In the event that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or otherwise in connection with this Note shall ever exceed the maximum non-usurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by the Note, under the applicable law (the "Highest Lawful Rate"), any sum in excess thereof
                               -------------------
shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, if any, Maker and Lender or any holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal amount as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, or (iii) "spread" the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term of this Note; provided, however, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, Lender or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by Lender or any holder hereof under this Note at the time in question.

          Service of any notice by Maker to Lender or by Lender to Maker, shall be hand delivered or mailed, postage prepaid by certified United States mail, return receipt requested, at the following address for such party:

     (a)  If to Lender, to:

          Loomis Stockholders Trust
          c/o Wingate Partners, L.P.
          750 North St. Paul, Suite 1200
          Dallas, Texas 75201
          Attention: Frederick B. Hegi, Jr.

     (b)  If to Maker, to:

          Loomis, Fargo & Co.
          16225 Park Ten Place, Suite 600
          Houston, Texas 77084
          Attention:  James K. Jennings, Jr.

or at such subsequent address provided to the other party hereto in the manner set forth in this paragraph for all notices. Any such notice shall be deemed given upon delivery by hand or three (3) days after being mailed in accordance with this paragraph.

          This note and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective successors and assigns of Maker and Lender. If any provision of this Note shall be determined by any court of competent jurisdiction to be illegal or unenforceable, then that provision only shall be of no force and effect and shall be deemed excised herefrom, and the remainder of the provisions of this Note shall be enforced.

          This Note may be prepaid in whole or in part without premium or penalty at any time.

          This Note is subordinate in right of payment, to the extent and in the manner set forth in Exhibit A hereto, to the obligations of Maker to Lehman Commercial Paper Inc., NationsBanc Capital Markets, Inc., NationsBank of Texas N.A., and the Lenders a party to that certain Credit Agreement dated as of January 24, 1997 (collectively, the "Senior Lenders"), but no provision of this
                                     --------------
Note shall impair, as between Maker and Lender, the obligation of Maker, which is unconditional and absolute to pay the principal of this Note in accordance with its terms nor is any provision hereof intended to or shall affect the relative rights of Lender and other creditors of the Maker other than the Senior Lenders, nor shall anything herein prevent Lender from exercising all remedies otherwise permitted by applicable law upon default hereunder subject to the rights, if any, hereunder of the Senior Lenders.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

          THIS NOTE AND THE CONTRIBUTION AGREEMENT TOGETHER CONSTITUTE THE FINAL AGREEMENT BETWEEN MAKER AND LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN MAKER AND LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF.

                                        MAKER:

                                        LOOMIS, FARGO & CO., a Delaware
                                        corporation


                                        By:  /s/ James K. Jennings, Jr.
                                             -----------------------------------
                                             James K. Jennings, Jr.
                                             Executive Vice President

                                   EXHIBIT A
                                   ---------

          SECTION 1.  DEFINITIONS
                      -----------

          1.1 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          1.2  The following terms shall have the following meanings:

          "Credit Agreement":  the Credit Agreement, dated as of January 24,
           ----------------
     1997, among the Maker, the Lenders parties thereto, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent, LCPI and NationsBanc Capital
            ----
     Markets, Inc., as syndication agents, LCPI and NationsBank, as arrangers, as such Credit Agreement may be amended, modified or supplemented from time to time.

          "Senior Creditor":  the collective reference to the Lenders and the
           ---------------
     Agents (as such terms are defined in the Credit Agreement) as holders of the Senior Obligations.

          "Senior Obligations":  the collective reference to the unpaid
           ------------------
     principal of and interest on the Loans made, and Reimbursement Obligations outstanding, under the Credit Agreement and all other obligations and liabilities of the Maker to the Senior Creditors (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Maker, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Credit Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Creditors that are required to be paid by the Maker pursuant to the terms of the Credit Agreement or any other Credit

                              Exhibit A - Page 1

     Document), and in each case whether or not such obligations of the Maker constitute legal, valid or enforceable obligations of the Maker and whether or not any of such obligations would be subject to attack under any Federal or State bankruptcy law or law relating to insolvency of debtors.

          "Subordinated Creditor":  the Lender (as defined in the NOL Promissory
           ---------------------
     Note to which this Exhibit A is attached).

          "Subordinated Obligations":  the unpaid principal of and interest on
           ------------------------
     the NOL Promissory Note to which this Exhibit A is attached.

          1.3 The words "hereof," "herein" and "hereunder" and words of similar import when used in this Exhibit A shall refer to this Exhibit A as a whole and not to any particular provision of this Exhibit A, and section and paragraph references are to this Exhibit A unless otherwise specified.

          1.4 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  TERMS OF SUBORDINATION.
                      ----------------------

          2.1  Subordination.
               -------------

          (a) The Subordinated Creditor agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly subordinate in right of payment to all Senior Obligations.

          (b) As used herein, "subordinate in right of payment" shall mean that:

          (i) In the event that any or all amounts owing under the Senior Obligations have become, or have been declared to be, due and payable and have not been paid in accordance with their terms (except in circumstances when the succeeding paragraph (ii) shall be applicable), then and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Subordinated Creditor upon or in respect of the Subordinated Obligations shall instead be paid over or delivered to

                               Exhibit A - Page 2
     the Administrative Agent for the benefit of the Senior Creditors, and the Subordinated Creditor shall not receive any such payment or distribution or any benefit therefrom unless and until the Senior Obligations shall have been fully paid and satisfied.

          (ii) In the event of any liquidation or other winding-up of the Maker or in the event of any receivership, insolvency, reorganization, composition, arrangement or bankruptcy proceedings, assignment for the benefit of creditors or any proceeding by or against the Maker for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension of indebtedness, then, and in any such event, all Senior Obligations shall first be paid in full before any payment or distribution is made in respect of the Subordinated Obligations, and any payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Subordinated Creditor upon or in respect of the Subordinated Obligations, shall instead be paid over or delivered to the Administrative Agent for the benefit of the Senior Creditors, and the Subordinated Creditor shall not receive any such payment or distribution or any benefit therefrom unless and until the Senior Obligations shall have been fully paid and satisfied.

          (iii) During the continuance of any default in the payment of any principal of, or interest on, any Senior Obligations (a "Senior Payment
                                                              --------------
     Default") beyond any applicable grace period, no payment or distribution of
     -------
     any assets of the Maker of any kind or character may be made on account of the NOL Promissory Note unless and until such Senior Payment Default has been cured, waived or has ceased to exist or such Senior Obligations shall have been discharged or paid in full or the right under this Exhibit A to prevent any such payment has been waived by or on behalf of the Senior Creditors (except that the holder of the NOL Promissory Note may receive securities that are subordinated at least to the same extent as the NOL Promissory Note to the Senior Obligations and any securities issued in exchange for Senior Obligations).

                              Exhibit A - Page 3

          During the continuance of any Event of Default under the Credit Agreement (other than a Senior Payment Default) (a "Senior Covenant
                                                         ---------------
     Default"), and the receipt by the Lender (as defined in the NOL Promissory
     -------
     Note) from the Administrative Agent or the Maker of a written notice of such Senior Covenant Default (a "Payment Blockage Notice"), no payment or
                                      -----------------------
     distribution of any assets of the Maker of any kind or character may be made by the Maker on account of NOL Promissory Note for the period specified below (a "Payment Blockage Period") (except that the holder of
                         -----------------------
     the NOL Promissory Note may receive securities that are subordinated at least to the same extent as the NOL Promissory Note to the Senior Obligations and any securities issued in exchange for Senior Obligations).

          A Payment Blockage Period shall commence upon the receipt by the Lender (as defined in the NOL Promissory Note) of notice from the Administrative Agent of a Senior Covenant Default and shall end (subject to any blockage of payment that may be in effect in respect of a Senior Payment Default or insolvency) on the earliest of (A) 179 days after the receipt of a Payment Blockage Notice, provided such Senior Obligations shall not theretofore have been accelerated; (B) the date on which such Senior Covenant Default is cured, waived or ceases to exist or such Senior Obligations are discharged or paid in full; or (C) the date on which such Payment Blockage Period shall have been terminated by written notice to the Maker and the Lender (as defined in the NOL Promissory Note) from the Administrative Agent, after which the Maker shall promptly resume making any and all required payments in respect of the NOL Promissory Note, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Lender (as defined in the NOL Promissory Note) of the Payment Blockage Notice initiating such Payment Blockage Period. Any number of notices of a Senior Covenant Default may be given during a Payment Blockage Period, provided, that no such notice shall extend such Payment Blockage Period. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments, if any, on the NOL Promissory Note that have become due have been paid in full in cash or cash equivalents. No Senior Covenant Default with respect to Senior Obligations that existed or was continuing on the date of the commencement of any

                              Exhibit A - Page 4

     Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period. The Maker shall deliver a notice to the Lender (as defined in the NOL Promissory Note) promptly after the date on which any Senior Covenant Default is cured or waived or ceases to exist or on which the Senior Obligations related thereto is discharged or paid in full in cash equivalents.

          (c) The expressions "prior payment in full," "payment in full," "paid in full," "fully paid and satisfied" and any other similar terms or phrases when used in this Exhibit A with respect to the Senior Obligations shall mean the indefeasible payment in full in cash, in immediately available funds, of all of the Senior Obligations.

          2.2  Power of Attorney; Agreement to Cooperate.  The Subordinated
               -----------------------------------------
Creditor irrevocably authorizes and empowers the Administrative Agent (or its representatives), under the circumstances set forth in paragraph (ii) of subsection 2.1(b), to demand, sue for, collect and receive every such payment or distribution referred to in such paragraph to which the Subordinated Creditor is entitled and given acquittance therefor, and to file claims and proofs of claim in any statutory or non-statutory proceeding (copies of which shall be provided to the Subordinated Creditor), to vote such claim in any such proceeding, and to take such other actions, in its name as representative of the Senior Creditors, or in the name of the Subordinated Creditor or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of the provisions of this Exhibit A. The Subordinated Creditor hereby agrees, under the circumstances set forth in paragraph (ii) of subsection 2.1(b), duly and promptly to take such action as may be requested at any time and from time to time by the Administrative Agent, to file appropriate proofs of claim in respect of the Subordinated Obligations, and to execute and deliver such powers of attorneys, assignments of proofs of claim or other instruments as may be requested by the Administrative Agent, in order to enable the Senior Creditor to enforce any and all claims upon or in respect of the Subordinated Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations. Should the Senior Creditors (or their representatives) fail to take any of the actions referred to in this subsection 2.2 in a timely manner, then the Subordinated Creditor may take any such action, subject

                              Exhibit A - Page 5
to any consistent with the other provisions of this Exhibit A.

          2.3  Payments Received by the Subordinated Creditor.  Should any
               ----------------------------------------------
payment, distribution or security, or the proceeds of any thereof, be collected or received by the Subordinated Creditor in respect of the Subordinated Obligations, and such collection or receipt not be expressly permitted hereunder, the Subordinated Creditor will forthwith turn over the same to the Administrative Agent for the benefit of the Senior Creditors, in each case in the form received (except for endorsement or the assignment of the Subordinated Creditor when necessary) and, until so turned over, the same shall be held in trust by the Subordinated Creditor as the property of the Senior Creditors and the Lenders.

          2.4  Subrogation.
               -----------

          (a) The Subordinated Creditor shall not be entitled to enforce its rights of subrogation to receive payments or distributions of assets of the Maker on the Senior Obligations until the Senior Obligations have been paid in full.

          (b) Subject to the payment in full of all Senior Obligations, the Subordinated Creditor shall be subrogated to the rights of the holder(s) of the Senior Obligations (to the extent of payments or distributions previously made to such holders pursuant to the provisions of subsection 2.1(b)) to receive payments or distributions of assets of the Maker applicable to the Senior Obligations until all amounts owing on the Subordinated Obligations shall be paid in full. No payments or distributions applicable to Senior Obligations which the Subordinated Creditor receives by reason of being subrogated to the rights of the holders of Senior Obligations pursuant to the provisions of this subsection 2.4(b) shall, as among the Maker, its creditors other than the holder(s) of Senior Obligations and the Subordinated Creditor, be deemed to be a payment by the Maker, to or for the account of the Subordinated Obligations; and for the purposes of such subrogation, no payments or distributions to the holders of the Senior Obligations of any cash, property or securities to which the Subordinated Creditor would be entitled to except for the provisions of the Exhibit A, and no payment over pursuant to the provisions of this Exhibit A to the holders of Senior Obligations by such Subordinated Creditor shall, as among the Maker, its creditors other than the holders of Senior Obligations and the Subordinated Obligations, be deemed to

                              Exhibit A - Page 6
be a payment by the Maker to or for the account of the Senior Obligations, it being understood that the provisions of this Exhibit A are intended solely for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Senior Creditors, on the other hand, and nothing contained in this subsection or elsewhere in this Exhibit A is intended to or shall impair, as between the Maker, and its creditors other than the Senior Creditors and the Subordinated Creditor, the obligation of the Maker, which is absolute and unconditional, to pay to the Subordinated Creditor, subject to the rights of the Senior Creditors, the amounts due and owing under the Subordinated Obligations as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Subordinated Creditor and creditors of the Maker, other than the Senior Creditors, nor shall anything herein or therein prevent the Subordinated Creditor from exercising all remedies otherwise permitted by applicable law upon failure of the Maker to make payment under the Subordinated Obligations, subject to the rights of the Senior Creditors under this Exhibit A.

                              Exhibit A - Page 7